Exhibit 10.9

EXECUTION COPY

SEPARATION AND CONSULTING AGREEMENT

This Separation and Consulting Agreement (this “Agreement”) is entered into as of the 30th day of November, 2005 by James D. Morris (the “Employee”) and Pregis Holding I Corporation, a Delaware corporation (“Pregis I”), and its wholly owned subsidiaries, Pregis Holding II Corporation, a Delaware corporation (“Pregis II”), Pregis Corporation, a Delaware corporation (“Pregis”), Pregis Innovative Packaging Inc. (f/k/a Pactiv Protective Packaging Inc.), a Delaware corporation (“Pregis Packaging”), and Hexacomb Corporation, an Illinois corporation (“Hexacomb,” and together with Pregis I, Pregis II, Pregis and Pregis Packaging, the “Companies”) (each of the Employee and the Companies, a “Party” and collectively, the “Parties”). The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and are intended to be final and binding.

RECITALS

WHEREAS, the Parties intend that the employment of the Employee with the Companies will terminate on December 31, 2005; and

WHEREAS, the Parties intend that the Employee will continue to serve as a director of the Companies and to assist the Companies in a non-employee capacity on the terms and conditions as set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the Consulting Fee (as defined below) and the grant of options pursuant to the Option Agreement (as defined below), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Termination of Employment. It is hereby agreed that the Employee’s employment with the Companies will terminate on December 31, 2005 (the “Termination Date”). Effective as of the Termination Date, the Employee hereby resigns from his positions as Chief Executive Officer of the Companies, as an employee of the Companies and, as applicable, as an employee and officer of each of the Companies’ subsidiaries and affiliates. The Employee acknowledges and agrees that, from and after the Termination Date, he is no longer authorized to incur any expenses, obligations or liabilities on behalf of the Companies or any of its or their affiliates other than the incurrence of reasonable and necessary expenses associated with performing duties required pursuant to and in accordance with Sections 4 and 5.

2. Payments to Employee.

(a) Provided this Agreement has not been revoked pursuant to Section 3(e), the Employee shall be entitled to (the “Payments and Benefits”):

(i) the continuation of his base salary, at the rate in effect as of the date hereof, for the period beginning on the date hereof and ending on the Termination Date, payable in accordance with the Companies’ normal payroll practices;

(ii) the continuation of his health care benefits until the expiration of the Consulting Period (as defined below), with the Employee’s right to elect continuing health care under COBRA to commence at the end of the Consulting Period;

(iii) receive an amount in cash equal to approximately three (3) weeks of earned but unused vacation days, such amount to be paid no later than January 31, 2006; and

(iv) receive an annual performance bonus for 2005 on the same terms that it would have been paid had his employment not been terminated pursuant to this Agreement, payable at such time as bonuses are paid to members of senior management generally.

(b) It is agreed that the Companies’ obligations to pay the Payments and Benefits and the Consulting Fee shall be conditioned upon: (i) the Employee’s continued compliance with his obligations under this Agreement and the Noncompetition Agreement between the Companies and the Employee, dated as of the date hereof (the “Noncompetition Agreement”); (ii) the Employee’s purchase of $150,000 shares of common stock of Pregis I at a price of $10,000 per share in connection with Pregis I’s Employee Stock Purchase Plan, pursuant to the Subscription Agreement, substantially in the form attached hereto as Exhibit A, as modified in respect of directors and consultants (the “Subscription Agreement”); and (iii) the Employee’s execution on the Termination Date, delivery on the Termination Date and non-revocation of a valid and enforceable general release of claims, effective as of the Termination Date, substantially in the form attached hereto as Exhibit B.

3. Release of Claims by the Employee.

(a) In consideration of the Companies agreeing to pay the Payments and Benefits and the Consulting Fee, the sufficiency of which the Employee acknowledges, the Employee, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Companies and each of its or their subsidiaries and affiliates (the “Company Affiliated Group”), their present and former officers, directors, executives, shareholders, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, arising on or prior to the date hereof, against any Company Released Party in any capacity, including, without limitation, any and all claims (i) arising out of or in any way connected with the Employee’s service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity, (ii) for severance or vacation benefits, unpaid wages, salary or incentive payments, (iii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iv) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (v) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Age Discrimination in Employment Act (“ADEA”), the Illinois Human Rights Act, and any similar or analogous state statute, excepting only:

(i) rights of the Employee under this Agreement;

(ii) the right of the Employee to receive COBRA continuation coverage in accordance with applicable law;

(iii) claims for accrued and unpaid benefits under any health, disability, retirement, life insurance or other, similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group; and

(iv) rights to indemnification the Employee has or may have under the by-laws or certificate of incorporation of any member of the Company Affiliated Group or as an insured under any director’s and officer’s liability insurance policy now or previously in force.

(b) The Employee acknowledges and agrees that the release of claims set forth in this Section 3 is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

(c) The release of claims set forth in this Section 3 applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorneys’ fees and expenses.

(d) The Employee specifically acknowledges that his acceptance of the terms of the release of claims set forth in this Section 3 is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Employee is not permitted to waive.

(e) As to rights, claims and causes of action arising under the ADEA, the Employee acknowledges that he has been given but not utilized a period of twenty-one (21) days to consider whether to execute this Agreement. If the Employee accepts the terms hereof and executes this Agreement, he may thereafter, for a period of seven (7) days following (and not including) the date of execution, revoke this Agreement as it relates to the release of claims arising under the ADEA. If no such revocation occurs, this Agreement shall become irrevocable in its entirety, and binding and enforceable against the Employee, on the day next following the day on which the foregoing seven-day period has elapsed. If such a revocation occurs, this Agreement shall be null and void ab initio.

(f) The Employee acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

(g) The Employee acknowledges that he has been advised to seek, and has had the opportunity to seek, the advice and assistance of an attorney with regard to the release of claims set forth in this Section 3, and has been given a sufficient period within which to consider the release of claims set forth in this Section 3.

(h) The Employee acknowledges that the release of claims set forth in this Section 3 relates only to claims which exist as of the date of this Agreement.

(i) The Employee acknowledges that the Payments and Benefits and Consulting Fee he is receiving in connection with the release of claims set forth in this Section 3 and his obligations under this Agreement are in addition to anything of value to which the Employee is entitled from the Companies.

4. Consulting Services. The Employee agrees that for the period commencing on the Termination Date and ending on June 30, 2006 (the “Consulting Period”), the Employee shall, in a non-employee capacity, at such times and in such a manner as the Companies shall reasonably request, perform consulting services to the Companies and the senior management of the Companies, including (i) transitioning his duties and responsibilities to one or more individuals identified by the boards of directors of the Companies, (ii) cooperating with the Companies and the senior management of the Companies in facilitating a smooth transition of leadership, (iii) continuing to assist in managing the Companies’ key external relationships, and (iv) continuing to assist the Companies’ strategic planning, particularly with regard to opportunities in Asia; provided, however, that the Employee shall not be required to work more than an average of ten (10) days per month pursuant to this Section 4. The Employee shall be paid at a rate of $100,000 for the entire Consulting Period, payable pro rata in installments on the Companies’ regular payroll dates occurring during the Consulting Period (the ”Consulting Fee”). During the Consulting Period, the Employee will be entitled to prompt reimbursement of reasonable and necessary business expenses incurred during the Consulting Period upon presentation of such expenses to the Companies, provided that the incurrence of such expenses was approved in advance by the Companies’ acting chief executive officer or his designee. The Consulting Fee, Payments and Benefits and the option grant described in Section 5 shall constitute full payment for the Employee’s services to the Companies during the Consulting Period and the Employee shall not receive any additional benefits or compensation for consulting services from the Companies and shall not be entitled to any additional payments, benefits, compensation, or bonuses from the Companies. The Consulting Fee is not intended to and shall not constitute “wages” for purposes of federal, state or local withholding taxes, social security payments, insurance contributions, unemployment taxes or otherwise.

5. Service as Director. The Employee agrees to continue his service as a member of the boards of directors of the Companies, subject to the terms and conditions contained in the Companies’ certificates of incorporation and by-laws. In consideration for such service, Pregis I shall grant to the Employee an option to acquire shares of its capital stock pursuant to the Option Agreement attached hereto as Exhibit C (the “Option Agreement”). The

Employee hereby resigns from all other directorships he holds with the Companies or any of its or their affiliates.

6. Confidentiality of Agreement. The Employee shall keep the terms of this Agreement confidential and shall not directly or indirectly disseminate any information (in any form) regarding this Agreement to any person or entity except his spouse, attorney or financial advisor or as may be agreed to in writing by the Companies. Notwithstanding the foregoing, nothing stated by the Employee under compulsion of law (including subpoena) shall be deemed a violation of this Section 6; provided that in the event the Employee receives any subpoena or other request for testimony in a matter involving either of the Companies or any of the other Company Released Parties, the Employee immediately shall notify the Companies so that either of the Companies or any of the other Company Released Parties may take such action as it deems to be necessary or appropriate in relation to such subpoena or request.

7. Return of Company Property. The Employee shall return to the Companies all documents, files, and other property of any kind belonging to the Companies not later than the Termination Date.

8. Notices. Any notice required or desired to be delivered hereunder shall be in writing and shall be delivered personally, by courier service, or by certified mail, return receipt requested, and shall be effective when actually delivered to the Party to whom such notice shall be directed, and shall be addressed as follows (or to such other address as the Party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Companies: c/o AEA Investors LLC Park Avenue Tower 65 East 55th Street New York, NY 10022 Attn: Sanford Krieger	With a copy to: Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 Attn: Christopher Ewan, Esq.

If to the Employee: James D. Morris 263 W. Onwentsia Road Lake Forest, IL 60045

9. Withholding. The Companies shall have the right to deduct from any amount payable under this Agreement any taxes or other amounts required by applicable law to be withheld.

10. Complete Agreement. This Agreement, the Noncompetition Agreement, the Option Agreement and the Subscription Agreement shall constitute the complete agreement of the Parties with respect to the subject matter hereof and shall supersede all agreements between the Parties to the extent they relate in any way to the employment, termination of employment, compensation and employee benefits of the Employee.

11. Severability. Each provision hereof is severable from this Agreement, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope, or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

12. No Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of any party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14. Successors. This Agreement shall be binding upon any and all successors and assigns of the Employee and the Companies.

15. Governing Law. Except for issues or matters as to which federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties, all as of the date first above written.

/s/ James D. Morris
James D. Morris

Pregis Holding I Corporation

By:	/s/ Thomas J. Pryma
Name: Thomas J. Pryma
Title: President

Pregis Holding II Corporation

By:	/s/ Thomas J. Pryma
Name: Thomas J. Pryma
Title: President

Pregis Corporation

By:	/s/ Thomas J. Pryma
Name: Thomas J. Pryma
Title: President

Pregis Innovative Packaging Inc.

By:	/s/ Thomas J. Pryma
Name: Thomas J. Pryma
Title: Vice President

Hexacomb Corporation

By:	/s/ Thomas J. Pryma
Name: Thomas J. Pryma
Title: Vice President

Exhibit B

WAIVER AND RELEASE OF CLAIMS

1. In consideration of the payments and benefits to be made under the Separation and Consulting Agreement, dated as of November 30, 2005 (the “Separation Agreement”), to which James D. Morris (the “Employee”) and Pregis Holding I Corporation, a Delaware corporation (“Pregis I”), and its wholly owned subsidiaries, Pregis Holding II Corporation, a Delaware corporation (“Pregis II”), Pregis Corporation, a Delaware corporation (“Pregis”), Pregis Innovative Packaging Inc. (f/k/a Pactiv Protective Packaging Inc.), a Delaware corporation (“Pregis Packaging”), and Hexacomb Corporation, an Illinois corporation (“Hexacomb,” and together with Pregis I, Pregis II, Pregis and Pregis Packaging, the “Companies”) (each of the Employee and the Companies, a “Party” and collectively, the “Parties”) are parties, the sufficiency of which the Employee acknowledges, the Employee, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Companies and each of its or their subsidiaries and affiliates (the “Company Affiliated Group”), their present and former officers, directors, executives, shareholders, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, arising on or prior to the date hereof, against any Company Released Party in any capacity, including, without limitation, any and all claims (i) arising out of or in any way connected with the Employee’s service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity, (ii) for severance or vacation benefits, unpaid wages, salary or incentive payments, (iii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iv) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (v) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Age Discrimination in Employment Act (“ADEA”), the Illinois Human Rights Act, and any similar or analogous state statute, excepting only:

(A)	rights of the Employee under this Agreement and the Separation Agreement;

(B)	the right of the Employee to receive COBRA continuation coverage in accordance with applicable law;

(C)	claims for benefits under any health, disability, retirement, life insurance or other, similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group; and

(D)	rights to indemnification the Employee has or may have under the by-laws or certificate of incorporation of any member of the Company Affiliated Group or as an insured under any director’s and officer’s liability insurance policy now or previously in force.

2. The Employee acknowledges and agrees that the release of claims set forth in this Agreement is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

3. The release of claims set forth in this Agreement applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorneys’ fees and expenses.

4. The Employee specifically acknowledges that his acceptance of the terms of the release of claims set forth in this Agreement is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Employee is not permitted to waive.

5. As to rights, claims and causes of action arising under the ADEA, the Employee acknowledges that he has been given but not utilized a period of twenty-one (21) days to consider whether to execute this Agreement. If the Employee accepts the terms hereof and executes this Agreement, he may thereafter, for a period of seven (7) days following (and not including) the date of execution, revoke this Agreement as it relates to the release of claims arising under the ADEA. If no such revocation occurs, this Agreement shall become irrevocable in its entirety, and binding and enforceable against the Employee, on the day next following the day on which the foregoing seven-day period has elapsed. If such a revocation occurs, the Employee shall irrevocably forfeit any right to payment of the Consulting Fee and Payments and Benefits (as such terms are defined in the Separation Agreement) and the right to serve on the boards of directors of any of the Companies, but the remainder of the Separation Agreement shall continue in full force.

6. Other than as to rights, claims and causes of action arising under the ADEA, the release of claims set forth in this Agreement shall be immediately effective upon execution by the Employee.

7. The Employee acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

8. The Employee acknowledges that he has been advised to seek, and has had the opportunity to seek, the advice and assistance of an attorney with regard to the release of claims set forth in this Agreement, and has been given a sufficient period within which to consider the release of claims set forth in this Agreement.

9. The Employee acknowledges that the release of claims set forth in this Agreement relates only to claims which exist as of the date of this Agreement.

10. The Employee acknowledges that the Payments and Benefits and Consulting Fee he is receiving in connection with the release of claims set forth in this Agreement and his obligations under this Agreement are in addition to anything of value to which the Employee is entitled from the Companies.

11. Each provision hereof is severable from this Agreement, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope, or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

12. This Agreement constitutes the complete agreement of the Parties in respect of the subject matter hereof and shall supersede all agreements between the Parties in respect of the subject matter hereof.

13. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of any party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

14. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15. This Agreement shall be binding upon any and all successors and assigns of the Employee and the Companies.

16. Except for issues or matters as to which federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties, all as of December 31, 2005.

/s/ James D. Morris
James D. Morris

Pregis Holding I Corporation

By:	/s/ Thomas J. Pryma
Name: Thomas J. Pryma
Title: President

Pregis Holding II Corporation

By:	/s/ Thomas J. Pryma
Name: Thomas J. Pryma
Title: President

Pregis Corporation

By:	/s/ Thomas J. Pryma
Name: Thomas J. Pryma
Title: President

Pregis Innovative Packaging Inc.

By:	/s/ Thomas J. Pryma
Name: Thomas J. Pryma
Title: Vice President

Hexacomb Corporation

By:	/s/ Thomas J. Pryma
Name: Thomas J. Pryma
Title: Vice President